EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for Fiscal First Quarter Ended December 31, 2018

•	Consolidated Q1 revenue of $24.0 million

•	Consolidated Q1 GAAP operating loss of $5.8 million and Non-GAAP operating loss of $2.6 million

•	GAAP pre-tax EPS from continuing operations of $(0.20) and Non-GAAP pre-tax EPS from continuing operations of $(0.09)

ALHAMBRA, California, February 6, 2019 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of advanced Mixed-Signal Optics products that provide the foundation for today's high-speed communications network infrastructures and leading-edge defense systems, today announced financial results for its fiscal first quarter ended December 31, 2018.

Jeffrey Rittichier, EMCORE's President and CEO commented, “Revenue in our first fiscal quarter of FY19 met expectations as did the sequential improvement in gross margin.” Rittichier went on to say “Improved operational performance over the quarter helped drive margins upward, despite slightly lower volume.”

Financial Highlights - Fiscal First Quarter Ended December 31, 2018

Financial Highlights	For the Three Months Ended
(in thousands)	December 31, 2018	September 30, 2018	December 31, 2017
Revenue	$24,001	$25,241	$24,036
GAAP Gross Profit	$5,808	$4,428	$7,914
Non-GAAP Gross Profit	$5,933	$4,557	$8,070
GAAP Operating loss	$(5,804)	$(5,616)	$(812)
Non-GAAP Operating (loss) income	$(2,637)	$(3,518)	$608
GAAP pre-tax loss	$(5,523)	$(5,833)	$(415)
Non-GAAP pre-tax (loss) income	$(2,370)	$(3,275)	$719
GAAP pre-tax EPS - per diluted share	$(0.20)	$(0.21)	$(0.02)
Non-GAAP pre-tax EPS - per diluted share	$(0.09)	$(0.12)	$0.03

Financial Statement Highlights for the First Quarter of Fiscal 2019:

•	Consolidated revenue was $24.0 million, representing a 4.9% decrease from the prior quarter

•	Consolidated GAAP gross margin was 24.2%, representing an increase from 17.5% in the prior quarter

•	Consolidated Non-GAAP gross margin was 24.7%, representing an increase from 18.1% in the prior quarter

•	Consolidated GAAP operating margin was (24.2)%, representing a decrease from (22.2)% in the prior quarter

•	Consolidated Non-GAAP operating margin was (11.0)%, representing a decrease from (13.9)% in the prior quarter

•	GAAP diluted pre-tax EPS was $(0.20), representing an increase from $(0.21) in the prior quarter

•	Non-GAAP diluted pre-tax EPS was $(0.09), representing an increase from $(0.12) in the prior quarter

•	Cash and cash equivalents was $57.3 million at the end of the quarter, a decrease of $5.8 million when compared to the end of the prior quarter

Business Outlook
The Company expects revenue for the fiscal second quarter ending March 31, 2019 to be in the range of $21 to $23 million.

Conference Call
The Company will discuss its financial results on February 6, 2019 at 4:30 p.m. ET (1:30 p.m PT). The call will be available by dialing 855-719-5012. For international callers, please dial +1 334-323-0522. The conference passcode number is 8336570. The call will be webcast live via the Company's website at http://investor.emcore.com/events.cfm. A webcast will be available for replay beginning Wednesday, February 6, 2019 for at least 90 days following the conclusion of the call on the Company's website.

About EMCORE
EMCORE Corporation is a leading provider of advanced Mixed-Signal Optics products that provide the foundation for today’s high-speed communication network infrastructures and leading-edge defense systems. Our optical chips, components, subsystems and systems enable broadband and wireless providers to continually enhance their network capacity, speed and coverage to advance the free flow of information that empowers the lives of millions of people daily. The Mixed-Signal Optics technology at the heart of our broadband transmission products is shared with our fiber optic gyros and military communications links to provide the aerospace and defense markets state-of-the-art systems that keep us safe in an increasingly unpredictable world. EMCORE’s performance-leading optical components and systems serve a broad array of applications including cable television, fiber-to-the-premise networks, telecommunications, data centers, wireless infrastructure, satellite RF fiber links, navigation systems and military communications. EMCORE has fully vertically-integrated manufacturing capability through its world-class Indium Phosphide (InP) wafer fabrication facility at our headquarters in Alhambra, California and is ISO 9001 certified in Alhambra and at our facility in Beijing, China. For further information about EMCORE, visit http://www.emcore.com.

Use of Non-GAAP Financial Measures
We disclose non-GAAP gross profit, gross margin percentage, operating income (loss), operating margin percentage, pre-tax EPS and pre-tax income (loss) as a supplemental measure to U.S. GAAP gross profit, gross margin percentage, operating income (loss), operating margin percentage, pre-tax EPS and pre-tax income (loss) regarding our operational performance. These financial measures exclude the impact of certain items that we do not believe are indicative of our core operating results; therefore, they have not been calculated in accordance with U.S. GAAP. A reconciliation of non-GAAP pre-tax income (loss) to GAAP income (loss), which identifies the items excluded from the non-GAAP measures, are provided in the table below titled "Reconciliation of GAAP to Non-GAAP Financial Measures".

We believe that these additional non-GAAP financial measures are useful to investors in assessing our operating performance. We also use these financial measures internally to evaluate our operating performance and for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measures. We also believe that it is in the best interests of our investors to provide this non-GAAP information.

While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. Our non-GAAP financial measures may not be reported by all of our competitors and they may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP financial measures as a supplement to U.S. GAAP and by providing a reconciliation of our non-GAAP financial measures to the most comparable U.S. GAAP financial measures.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and our disclosures of these measures should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; and (g) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Revenue	$24,001	$25,241	$24,036
Cost of revenue	18,193	20,813	16,122
Gross profit	5,808	4,428	7,914
Operating expense:
Selling, general, and administrative	7,593	5,532	4,819
Research and development	4,019	4,372	3,800
Loss from change in estimate on ARO obligation	—	145	—
(Gain) loss on sale of assets	—	(5)	107
Total operating expense	11,612	10,044	8,726
Operating loss	(5,804)	(5,616)	(812)
Other income (expense):
Interest income, net	267	243	111
Foreign exchange gain (loss)	14	(570)	286
Other income	—	110	—
Total other income (expense)	281	(217)	397
Loss before income tax (expense) benefit	(5,523)	(5,833)	(415)
Income tax (expense) benefit	(15)	(53)	333
Net (loss) income	$(5,538)	$(5,886)	$(82)
Per share data:
Net loss per basic and diluted share	$(0.20)	$(0.21)	$—

Weighted-average number of basic and diluted shares outstanding	27,534	27,424	27,032

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of December 31, 2018	As of September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$57,284	$63,117
Restricted cash	11	78
Accounts receivable, net	18,362	19,275
Inventory	20,466	20,850
Prepaid expenses and other current assets	13,251	12,730
Total current assets	109,374	116,050
Property, plant, and equipment, net	19,088	18,216
Non-current inventory	1,415	1,433
Other non-current assets, net	114	199
Total assets	$129,991	$135,898
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,515	$12,997
Accrued expenses and other current liabilities	16,008	14,205
Total current liabilities	26,523	27,202
Asset retirement obligations	1,823	1,809
Other long-term liabilities	89	82
Total liabilities	28,435	29,093
Shareholders’ equity:
Common stock	734,341	734,066
Treasury stock	(47,721)	(47,721)
Accumulated other comprehensive income	899	885
Accumulated deficit	(585,963)	(580,425)
Total shareholders’ equity	101,556	106,805
Total liabilities and shareholders’ equity	$129,991	$135,898

We have provided a reconciliation of our non-GAAP pre-tax income (loss) financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
US GAAP net loss	$(5,538)	$(5,886)	$(82)

Income tax expense (benefit)	15	53	(333)
Other income	—	(110)	—
Foreign exchange (gain) loss	(14)	570	(286)
Total other income & tax related adjustments	1	513	(619)

Stock based compensation expense - R&D	155	153	138
Stock based compensation expense - SG&A	159	669	638
Litigation and strategic planning related expenses	2,671	1,169	292
Severance and restructuring charges	57	(162)	89
Loss (gain) from change in estimate on ARO obligation	—	145	—
(Gain) loss on sale of assets	—	(5)	107
Total operating expense adjustments	3,042	1,969	1,264

ARO accretion	14	16	17
Stock based compensation expense - COGS	111	113	139
Total COGS adjustments	125	129	156
Non-GAAP pre-tax (loss) income	$(2,370)	$(3,275)	$719

GAAP EPS - per diluted share	$(0.20)	$(0.21)	$(0.00)
Other income and tax related adjustments	0.00	0.02	(0.02)
Operating expense adjustments	0.11	0.07	0.05
COGS adjustments	0.00	0.00	0.00
Non-GAAP pre-tax EPS - per diluted share	$(0.09)	$(0.12)	$0.03
GAAP Gross Margin Percentage	24.2%	17.5%	32.9%
Non GAAP Gross Margin Percentage	24.7%	18.1%	33.6%
GAAP Operating Margin Percentage	(24.2)%	(22.2)%	(3.4)%
Non GAAP Operating Margin Percentage	(11.0)%	(13.9)%	2.5%

Stock-based compensation expense
The effect of recording stock-based compensation expense was as follows:

Stock-based Compensation Expense	For the Three Months Ended
(in thousands)	December 31, 2018	September 30, 2018	December 31, 2017
Cost of revenue	$111	$113	$139
Selling, general, and administrative	159	669	638
Research and development	155	153	138
Total stock-based compensation expense	$425	$935	$915

Contact:
EMCORE Corporation
Mark Gordon
(626) 293-3400
investor@emcore.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
(617) 542-6180
investor@emcore.com

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